UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arch Capital Group Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Wessex House, 45 Reid Street
Hamilton HM 12, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180329

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.75% Non-Cumulative Preferred	New York Stock Exchange
Shares, Series C, $0.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of the Series C Non-Cumulative Preferred Shares” in the Registrant’s Prospectus Supplement, dated March 26, 2012, to the Prospectus, dated March 23, 2012, which constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-180329), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2. EXHIBITS

3.1

Memorandum of Association of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.’s Registration Statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000.)

3.2	Bye-laws of Arch Capital Group Ltd. (Incorporated by reference to Arch Capital Group Ltd.’s Annual Report on Form 10-K (File No. 001-16209), as filed with the SEC on February 28, 2011.)

3.3(b)

Certificate of Designations of 6.75% Non-Cumulative Preferred Shares, Series C. (Incorporated by reference to the Current Report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012.)

4.2(b)

Specimen 6.75% Non-Cumulative Preferred Shares, Series C, share certificate (incorporated by reference to the Current Report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2012
ARCH CAPITAL GROUP LTD.

	By:	/s/ W. Preston Hutchings
Name: W. Preston Hutchings
Title: Senior Vice President and Chief
Investment Officer